U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2009

Tactical Air Defense Services, Inc.
 (Exact name of registrant as specified in charter)

Nevada (State or jurisdiction of incorporation or organization)	333-79405 (Commission File Number)	88-0455809 (I.R.S. Employer Identification No.)

1515 Perimeter Rd.
West Palm Beach, FL
33406
(561) 398-8196

(Address and telephone number of Registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

Tactical Air Defense Services, Inc. (OTCBB: TADF-OB) (the “Company”), has, as of August 15, 2009, engaged Larry O’Donnell, CPA, PC as the Company’s independent auditor.

The registration of the Company’s prior independent auditor, Lawrence Scharfman & Co., CPA, PA, was revoked on August 11, 2009 by the PCAOB. As a result, Larry O’Donnell, CPA, PC will re-audit the Company’s 10-KSB for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2009

Tactical Air Defense Services, Inc

By:	/s/ Alexis Korybut
Name: Alexis Korybut
Title: Chief Financial Officer